                                 EXHIBIT 99.1 TO

                                    FORM 10-K


                                     AMENDED

                                    FORM 11-K

                                  ANNUAL REPORT





                        Pursuant to Section 15(d) of the
                         Securities Exchange Act of 1934


              For the Fiscal Years Ended December 31, 1995 and 1996





                            ROYAL APPLIANCE MFG. CO.
               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST
               --------------------------------------------------
                            (Full title of the plan)


                            ROYAL APPLIANCE MFG. CO.
                            ------------------------
          (Name of issuer of the securities held pursuant to the plan)


                     650 ALPHA DRIVE, CLEVELAND, OHIO 44143
                     --------------------------------------
                     (Address of principal executive office)

                          INDEX OF FINANCIAL STATEMENTS

                                   ----------




                                                                           PAGES
                                                                           -----

Report of Independent Accountants                                            2

Financial Statements:

  Statement of Net Assets Available for Plan
    Benefits at December 31, 1995                                            3

  Statement of Net Assets Available for Plan
         Benefits at December 31, 1996                                       4

  Statement of Changes in Net Assets Available for
    Plan Benefits for the year ended December 31, 1995                       5

  Statement of Changes in Net Assets Available for
         Plan Benefits for the year ended December 31, 1996                  6

Notes to Financial Statements                                              7-9


Supplemental Schedules:

   Schedule of Assets Held for Investment Purposes
         for the years ended December 31, 1995 and 1996                     10

   Schedule of Reportable Transactions for the years
          ended December 31, 1995 and 1996                                  11

                        REPORT OF INDEPENDENT ACCOUNTANTS

                                   ----------


To the Trustees of the
  Royal Appliance Mfg. Co. Employees
  Profit Sharing Retirement Plan and Trust


We have audited the accompanying statements of net assets available for plan benefits of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the Plan) as of December 31, 1995 and 1996 and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1995 and 1996 and the changes in net assets available for Plan benefits for the years then ended in conformity with generally accepted accounting principles.

Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes and reportable transactions for the years ended December 31, 1995 and 1996 are presented for the purpose of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The Fund Information in the statement of net assets available for plan benefits and the statement of changes in net assets available for plan benefits is presented for purposes of additional analysis rather than to present the net assets available for plan benefits and changes in net assets available for plan benefits of each fund. The supplemental schedules and Fund Information have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.




                                         Coopers & Lybrand L.L.P.



Cleveland, Ohio
March 25, 1997

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1995

                                   ----------


                            National   Institutional    Strong                   Vanguard    Kaufmann
                              City       Investors'   Government   Fidelity        500       Aggressive
                              Cash          GIC       Securities   Puritan      Portfolio     Growth
               Assets       Account        Fund         Fund        Fund          Fund         Fund
                            -------        ----         ----        ----          ----         ----

Investments                $  103,627    $1,868,941   $  526,296   $  968,232   $  627,088   $1,445,854
Contributions receivable         --          92,394       19,154       30,538       31,865       73,579
Loans to participants         (58,877)         --           --           --           --           --
                           ----------    ----------   ----------   ----------   ----------   ----------
Total assets               $   44,750    $1,961,335   $  545,450   $  998,770   $  658,953   $1,519,433
                           ==========    ==========   ==========   ==========   ==========   ==========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
Net Assets Available       $   44,750    $1,961,335   $  545,450   $  998,770   $  658,953   $1,519,433
     For Plan Benefits     ==========    ==========   ==========   ==========   ==========   ==========





                                         Dodge &      Davis
                            Scudder       Cox        New York      Templeton    Royal
                            Global      Balanced      Venture       Foreign     Stock         Loan
              Assets         Fund         Fund         Fund          Fund       Fund         Account       Total
                             ----         ----         ----          ----       ----         -------       -----

Investments                $  538,856   $  123,278   $  915,688         --     $ 388,266   $   35,787   $7,541,913

Contributions receivable         --         14,532       47,596       22,828      25,186         --        357,672

Loans to participants            --           --           --           --          --         58,877         --
                           ----------   ----------   ----------   ----------   ---------   ----------   ----------
Total assets               $  538,856      137,810   $  963,284   $   22,828   $ 413,452   $   94,664   $7,899,585
                           ==========   ==========   ==========   ==========   =========   ==========   ==========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
Net Assets Available       $  538,856   $  137,810   $  963,284   $   22,828   $ 413,452   $   94,664   $7,899,585
     For Plan Benefits     ==========   ==========   ==========   ==========   =========   ==========   ==========




   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

               STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS

                              AT DECEMBER 31, 1996

                                  ------------




                             National   Institutional     Strong                Vanguard      Kaufmann
                               City       Investors'    Government   Fidelity      500       Aggressive   Scudder
                               Cash         GIC         Securities   Puritan    Portfolio      Growth     Global
                Assets       Account        Fund          Fund        Fund        Fund          Fund       Fund
                ------       -------        ----          ----        ----        ----          ----       ----

Investments                  $186,992    $1,713,117    $499,147    $1,006,468    $1,063,144    $ --       $ --
Contributions receivable         --          77,893      16,205        27,089        43,602      --         --
                             --------    ----------    --------    ----------    ----------    ----       -----

Total assets                 $186,992    $1,791,010    $515,352    $1,033,557    $1,106,746    $ --       $ --
                             ========    ==========    ========    ==========    ==========    ====       ====
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
Net Assets Available         $186,992    $1,791,010    $515,352    $1,033,557    $1,106,746    $ --       $ --
     For Plan Benefits       ========    ==========    ========    ==========    ==========    ====       ====



                               Dodge &     Davis
                                Cox      New York      Templeton     Parkstone     Royal
                              Balanced    Venture       Foreign        Small       Stock        Loan
                Assets          Fund       Fund           Fund    Capitalization    Fund       Account       Total
                ------          ----       ----           ----    --------------    ----       -------       -----

Investments                 $315,105    $1,305,178    $623,844    $1,973,851    $1,134,642    $551,019    $10,372,507

Contributions receivable      18,299        52,524      23,197        84,560        26,969        --          370,338
                             --------    ----------    --------    ----------    ----------    ----       -----


Total assets                $333,404    $1,357,702    $647,041    $2,058,411    $1,161,611    $551,019    $10,742,845
                            ========    ==========    ========    ==========    ==========    ========    ===========
NET ASSETS AVAILABLE
     FOR PLAN BENEFITS
Net Assets Available        $333,404    $1,357,702    $647,041    $2,058,411    $1,161,611    $551,019    $10,742,845
     For Plan Benefits      ========    ==========    ========    ==========    ==========    ========    ===========


The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1995


                                                         National    Institutional    Strong                 Vanguard
                                                           City        Investors'   Government   Fidelity       500        Gabelli
                                                           Cash           GIC       Securities    Puritan    Portfolio     Growth
                                                          Account         Fund         Fund        Fund        Fund         Fund
                                                          -------         ----         ----        ----        ----         ----
Additions:
  Contributions and Contributions Receivable:
      Company contributions                           $      --      $   163,144    $ 40,565   $  78,586   $  65,306   $    --
      Employee pre-tax contributions                      (59,345)       173,553      51,006     145,865     108,956       5,770
      Participant's voluntary after-tax contributions        (557)         1,999         373         249         460          43
  Investment Income:
      Interest                                              2,743            699         238         346         379         395
      Dividend                                               --             --        30,741      50,138      13,293        --
  Net appreciation/(depreciation) in fair
    market value                                             --          117,061      56,875     114,910     129,627      22,452
  Loans to participants, net                               44,842        (14,872)     (3,939)     (9,972)     (3,097)       (220)
  Transfers between funds, net                            (14,911)        26,612     (83,385)    (39,288)     49,858    (480,408)
                                                      -----------    -----------   ---------   ---------   ---------   ---------
      Total additions                                     (27,228)       468,196      92,474     340,834     364,782    (451,968)
Deductions:
  Benefits paid to participants                            36,016        333,894      27,439      58,848      40,483       4,667
  Miscellaneous fees                                         --               62          21          31          35           2
                                                      -----------    -----------   ---------   ---------   ---------   ---------
      Net additions                                       (63,244)       134,240      65,014     281,955     324,264    (456,637)
  Net Assets Available for Plan Benefits,
      Beginning of Year                                   107,994      1,827,095     480,436     716,815     334,689     456,637
                                                      -----------    -----------   ---------   ---------   ---------   ---------
  Net Assets Available for Plan Benefits,
      End of Year                                     $    44,750    $ 1,961,335   $ 545,450   $ 998,770   $ 658,953   $  --
                                                      ===========    ===========   =========   =========   =========   =========



                                                        Kaufmann               Dodge &      Davis
                                                       Aggressive    Scudder     Cox      New York    Templeton
                                                         Growth       Global   Balanced    Venture     Foreign
                                                          Fund         Fund      Fund       Fund        Fund
                                                          ----         ----      ----       ----        ----
Additions:
  Contributions and Contributions Receivable:
      Company contributions                           $  165,746  $  39,075  $  29,073   $  99,434   $ 17,554
      Employee pre-tax contributions                     245,532     82,067     42,235     131,646      5,274
      Participant's voluntary after-tax contributions        710        175       --         1,070       --
  Investment Income:
      Interest                                               639        255        253         777       --
      Dividend                                            26,621     11,548      5,026      62,466       --
  Net appreciation/(depreciation) in fair
    market value                                         342,306     69,458      7,255     162,229       --
  Loans to participants, net                              (5,690)    (2,769)    (1,173)     (2,305)      --
  Transfers between funds, net                            (4,271)   (23,213)    51,511     517,730       --
                                                      ---------   ---------  ---------   ---------   --------
      Total additions                                    771,593    176,596    134,180     973,047     22,828
Deductions:
  Benefits paid to participants                          115,426     34,435      3,199      37,323       --
  Miscellaneous fees                                         106         23         21          65       --
                                                      ---------   ---------  ---------   ---------   --------
      Net additions                                      656,061    142,138    130,960     935,659     22,828
  Net Assets Available for Plan Benefits,
      Beginning of Year                                  863,372    396,718      6,850      27,625       --
                                                      ---------   ---------  ---------   ---------   --------
  Net Assets Available for Plan Benefits,
      End of Year                                     $1,519,433  $ 538,856  $ 137,810   $ 963,284   $ 22,828
                                                      =========   =========  =========   =========   ========



                                                          Royal
                                                          Stock     Loan
                                                          Fund     Account      Total
                                                          ----     -------      -----
Additions:
  Contributions and Contributions Receivable:
      Company contributions                           $  57,425   $   --    $  755,908
      Employee pre-tax contributions                     94,766       --     1,027,325
      Participant's voluntary after-tax contributions     1,577       --         6,099
  Investment Income:
      Interest                                              381      5,642      12,747
      Dividend                                             --         --       199,833
  Net appreciation/(depreciation) in fair
    market value                                       (152,101)      --       870,072
  Loans to participants, net                               (805)    38,122      38,122
  Transfers between funds, net                             (235)      --          --
                                                      ---------   --------  ----------
      Total additions                                     1,008     43,764   2,910,106
Deductions:
  Benefits paid to participants                          26,818       --       718,548
  Miscellaneous fees                                         35       --           401
                                                      ---------   --------  ----------
      Net additions                                     (25,845)    43,764   2,191,157
  Net Assets Available for Plan Benefits,
      Beginning of Year                                 439,297     50,900   5,708,428
                                                      ---------   --------  ----------
  Net Assets Available for Plan Benefits,
      End of Year                                     $ 413,452   $ 94,664  $7,899,585
                                                      =========   ========  ==========

   The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS

                      FOR THE YEAR ENDED DECEMBER 31, 1996



                                                         National    Institutional     Strong
                                                           City        Investors'    Government     Fidelity
                                                           Cash           GIC        Securities      Puritan
                                                          Account         Fund          Fund          Fund
                                                          -------         ----          ----          ----
Additions:
  Contributions and Contributions Receivable:
      Company contributions                             $ (18,958)   $   129,362    $  35,808    $    58,895
      Employee pre-tax contributions                       64,760        105,129       40,137         82,286
      Participant's voluntary after-tax contributions       4,818            105           24             24

  Investment Income:
      Interest                                              1,976          1,570       31,338        112,773

      Dividend                                                 --             --           --             --

  Net appreciation/(depreciation) in fair
    market value                                               --        105,407      (18,251)        23,837

  Loans to participants, net                               12,253       (125,898)     (33,846)       (33,337)

  Transfers between funds, net                            106,618       (193,758)     (44,140)      (104,150)
                                                        ---------    -----------    ---------    -----------

      Total additions                                     171,467         21,917       11,070        140,328
Deductions:
  Benefits paid to participants                            29,225        192,082       41,164        105,535

  Miscellaneous fees                                           --            160            4              6
                                                        ---------    -----------    ---------    -----------

      Net additions                                       142,242       (170,325)     (30,098)        34,787

  Net Assets Available for Plan Benefits,
      Beginning of Year                                    44,750      1,961,335      545,450        998,770
                                                        ---------    -----------    ---------    -----------

  Net Assets Available for Plan Benefits,
      End of Year                                       $ 186,992    $ 1,791,010    $ 515,352    $ 1,033,557
                                                        =========    ===========    =========    ===========



                                                             Vanguard      Kaufmann                 Dodge &        Davis
                                                                500       Aggressive     Scudder      Cox         New York
                                                             Portfolio      Growth       Global     Balanced      Venture
                                                               Fund          Fund         Fund        Fund          Fund
                                                               ----          ----         ----        ----          ----

Additions:
  Contributions and Contributions Receivable:
      Company contributions                             $    93,833    $   137,938    $      --    $  41,883    $    65,767
      Employee pre-tax contributions                        130,927        204,978           --       54,304        172,996
      Participant's voluntary after-tax contributions            --             68           --           --          2,296

  Investment Income:
      Interest                                               22,096            108       10,035       12,700         61,988

      Dividend                                                   --             --           --           --             --

  Net appreciation/(depreciation) in fair
    market value                                            155,419        338,117        7,293       21,421        202,250

  Loans to participants, net                                (31,349)       (53,638)          --      (11,054)       (51,356)

  Transfers between funds, net                              120,638     (2,039,285)    (556,175)      82,512         64,445
                                                        -----------    ----------     ---------    ---------    -----------

      Total additions                                       491,564     (1,411,714)    (538,847)     201,766        518,386
Deductions:
  Benefits paid to participants                              43,760        107,707           --        6,166        123,956

  Miscellaneous fees                                             11             12            9            6             12
                                                        -----------    ----------     ---------    ---------    -----------

      Net additions                                         447,793     (1,519,433)    (538,856)     195,594        394,418

  Net Assets Available for Plan Benefits,
      Beginning of Year                                     658,953      1,519,433      538,856      137,810        963,284

                                                        -----------    ----------     ---------    ---------    -----------
  Net Assets Available for Plan Benefits,
      End of Year                                       $ 1,106,746    $      --      $      --    $ 333,404    $ 1,357,702
                                                        ===========    ==========     =========    =========    ===========




                                                        Templeton       Parkstone     Royal
                                                         Foreign          Small       Stock            Loan
                                                          Fund       Capitalization   Fund           Account      Total
                                                          ----       --------------   ----           -------      -----
Additions:
  Contributions and Contributions Receivable:
      Company contributions                             $  48,062    $   115,108    $    54,659    $     --   $   762,357
      Employee pre-tax contributions                       75,064         51,551        118,654          --     1,100,786
      Participant's voluntary after-tax contributions          22             --          2,279          --         9,636

  Investment Income:
      Interest                                             26,562        307,471            121       6,400       595,138

      Dividend                                                 --             --             --          --            --

  Net appreciation/(depreciation) in fair
    market value                                           54,222       (361,448)       715,383          --     1,243,650

  Loans to participants, net                              (31,046)       (33,537)       (57,147)    449,955            --

  Transfers between funds, net                            526,013      2,015,421         21,861          --            --

                                                        ---------    -----------    -----------    --------   -----------
      Total additions                                     698,899      2,094,566        855,810     456,355     3,711,567

Deductions:
  Benefits paid to participants                            74,666         36,123        107,639          --       868,023

  Miscellaneous fees                                           20             32             12          --           284

                                                        ---------    -----------    -----------    --------   -----------
      Net additions                                       624,213      2,058,411        748,159     456,355     2,843,260

  Net Assets Available for Plan Benefits,
      Beginning of Year                                    22,828             --        413,452      94,664     7,899,585

                                                        ---------    -----------    -----------    --------   -----------
  Net Assets Available for Plan Benefits,
      End of Year                                       $ 647,041    $ 2,058,411    $ 1,161,611    $551,019   $10,742,845
                                                        =========    ===========    ===========    ========   ===========





The accompanying notes are an integral part of these financial statements.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                               -----------------


1.         Plan Description and Benefits:
           -----------------------------

           The following brief description of the Royal Appliance Mfg. Co. Employees Profit Sharing Retirement Plan and Trust (the "Plan") is provided for general information purposes only. Participants should refer to the Summary Plan Description for more complete information.

           GENERAL - The Plan is a defined contribution plan covering substantially all employees of Royal Appliance Mfg. Co. (the "Company"). Employees who attain age 20-1/2 and complete at least six months of service are eligible to become participants in the Plan.

           On December 27, 1991, the Company filed Form S-8 with the Securities and Exchange Commission (SEC) allowing participants in the Plan to invest in Common Shares of the Company. This investment option was available as of February 1, 1992. As a result, the Plan is now required to comply with the reporting provisions of the SEC Form 11-K.

           CONTRIBUTIONS - Contributions consist of employer matching, employer profit sharing, salary reduction, voluntary after-tax contributions, and rollover contributions.

           In 1995 and 1996, employer matching contributions were 100% of the salary reduction contributions that do not exceed 2% of qualified employee compensation and 50% of the salary reduction contributions greater than 2% but not in excess of 4% of qualified employee compensation. The employer profit sharing contribution is discretionary based on amounts as authorized by the Board of Directors. All employer contributions have been made in the form of cash. Salary reduction contributions may range from 1% to 15% of qualified compensation subject to annual I.R.S. limits. Participants may also make voluntary after-tax contributions of up to 10% of their annual compensation in addition to the contribution through salary reduction. Rollover contributions are also permitted.

           INVESTMENT OF FUNDS - All of the investment transactions are executed by National City Trust ("National City"), an affiliate of National City Corporation.

           Each participant may elect among the following investment vehicles:

           A. INSTITUTIONAL INVESTORS' GIC FUND - Seeks to provide income and stability of principal by investing in guaranteed investment contracts (GIC's) or similar instruments issued by insurance companies and/or banks.

           B. STRONG GOVERNMENT SECURITIES FUND - Seeks to provide a high level of current income by investing in securities issued or guaranteed by the U.S. government.

           C. FIDELITY PURITAN FUND - Seeks to maximize income, with growth of capital being a secondary objective. Invests in high-yielding securities, including common stocks, preferred stocks and bonds.

           D. VANGUARD 500 PORTFOLIO FUND - Seeks to return investment results that correspond to the price and yield performance of the S&P 500 index.

           E KAUFMANN AGGRESSIVE GROWTH FUND - Seeks growth of capital by investing in stocks of small to medium size companies typically outside of the S&P 500 "universe". This investment option was discontinued in 1996.

           F. SCUDDER GLOBAL FUND - Seeks long term growth of capital by investing in companies incorporated in the U.S. and foreign countries. This investment option was discontinued in 1996.



                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

1.         Plan Description and Benefits (cont.):
           -------------------------------------

           G. DODGE & COX BALANCED FUND - seeks income, conservation of principal, and long-term growth of principal and income.

           H. DAVIS NEW YORK VENTURE FUND - seeks long term capital growth by investing in securities that have above average appreciation potential.

           I. TEMPLETON FOREIGN FUND - seeks long term growth of capital by investing in companies generally located in foreign countries.

           J. PARKSTONE SMALL CAPITALIZATION FUND - seeks growth of capital by investing in stocks of small to medium size companies primarily in the United States.

           K. ROYAL STOCK FUND - This fund is comprised exclusively of Common Shares, without par value of the Company (Common Shares). Each participant electing to purchase Common Shares through the Stock Fund is permitted to vote such Common Shares in the same manner as any other shareholder and is furnished proxy materials to such effect. If a participant does not vote their proxy, the Trustee votes the proxy for the participant's Common Shares. Investments in the Stock Fund may be made as of January 1, April 1, July 1, or October 1 investment dates, but may not, for administrative reasons, be effected until up to 12 days (or such later date as is legally or administratively required) after the relevant quarterly investment date. Common Shares purchased under the Account are generally purchased on the open market for cash. The price of Common Shares purchased on the open market is priced for each participant's account at an average purchase price of all shares purchased, plus brokerage fees, taxes, commissions and expenses incident to the purchase, unless it is determined that the Company will bear these costs. No more than 50% of a participant's contributions may be invested in the Stock Fund.

           Participants can allocate their contribution between the Funds in various percentages, which can be changed on a quarterly basis throughout the year.

           The number of participants in each investment program as of December 31, 1996 was as follows:
                                                                     No. of
                                                                  Participants
                                                                  ------------
                     Institutional Investors' GIC Fund               367
                     Strong Government Securities Fund               201
                     Fidelity Puritan Fund                           253
                     Vanguard 500 Portfolio Fund                     283
                     Dodge & Cox Balanced Fund                       163
                     Davis New York Venture Fund                     344
                     Templeton Foreign Fund                          212
                     Parkstone Small Capitalization Fund             423
                     Royal Stock Fund                                266

           VESTING - All contributions are 100% vested and non-forfeitable.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

                          NOTES TO FINANCIAL STATEMENTS

                                   ----------

1.         Plan Description and Benefits (cont.):
           -------------------------------------

           DISTRIBUTION AND WITHDRAWALS - Loans and hardship withdrawals are permitted pursuant to the terms of the Plan. In addition, participants may make hardship withdrawals from the voluntary after-tax contribution account by filing a written request at least thirty (30) days in advance.

           Participants and their beneficiaries are entitled to receive a distribution of their account balances upon death, disability, termination of employment prior to retirement, or retirement. Distribution may be made in a lump sum or periodic payments, as may be elected by the participants or their beneficiaries, subject to the terms of the Plan.

           APPRECIATION (DEPRECIATION) IN FAIR MARKET VALUE OF ASSETS - The Plan presents, in the Statements of Changes in Net Assets Available for Plan Benefits, the net appreciation (depreciation) in the fair market value of its investments, which consist of realized gains or losses and unrealized appreciation (depreciation).

           EXPENSES - Administrative fees, brokerage fees and other Plan expenses are the responsibility of the Plan. The Company, at its discretion has elected to pay these costs directly.

2.         Summary of Significant Accounting Policies:
           ------------------------------------------

           BASIS OF PRESENTATION - The accompanying financial statements have been prepared on an accrual basis in accordance with generally accepted accounting principles.

           INVESTMENTS - Certain assets of the Plan are maintained in Guaranteed Investment Contracts (the Institutional Investors' GIC Fund) and Investment Funds (Strong Government Securities Fund, Fidelity Puritan Fund, Vanguard 500 Portfolio Fund, Kaufmann Aggressive Growth Fund, Scudder Global Fund, Dodge & Cox Balanced Fund, Davis New York Venture Fund, Templeton Foreign Fund, and Parkstone Small Capitalization Fund) and common shares of the Company. Contributions by the Company and employees are first made to National City via the cash account facility. Contributions and income from investments of each fund are reinvested in the same fund.

           Investments in Guaranteed Investment Contracts are recorded at the guaranteed value (contribution and interest) of the Plan assets.

           Other investments are valued at fair market value by National City using readily available published market values.

           USE OF ESTIMATES - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of net assets available for plan benefits and changes, therein. Actual results could differ from those estimates.

3.         Income Tax Status:
           -----------------

           The Internal Revenue Service (IRS) has issued a favorable determination letter dated June 20, 1995, with respect to the Plan's qualified status, as amended, under Section 401(a) of the Internal Revenue Code (Code). As such, the trust established thereunder is exempt from Federal income taxes under Section 501(a) of the Code. All withdrawals are taxable to the participants of the Plan.

4.         Right to Terminate:
           ------------------

           Although it has not expressed any interest to do so, the Company has the right to terminate the Plan at any time.

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

          ITEM 27 (A) - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996



-------------------------------------------------------------------------- ------------------------------------------------------

(a)                 (b)                                              (c)                            (d)                    (e)
       Identity of issue, borrower,        Description of investment including maturity date,      Cost                  Current
       lessor, or similar party            rate of interest, collateral, par or maturity value                            Value
-------------------------------------------------------------------------- ------------------------------------------------------
1995
====
     Royal Appliance Stock                 Common Stock                                          $969,611                $388,007
     Armada Money Market Fund              Mutual Fund                                             29,770                  29,770
     Dodge & Cox Balanced Fund             Mutual Fund                                            114,065                 121,320
     Fidelity Puritan Fund                 Mutual Fund                                            907,585                 967,696
     Kaufmann Fund                         Mutual Fund                                          1,068,027               1,443,216
     Davis New York Venture Fund           Mutual Fund                                            751,463                 859,620
     Scudder Global Fund                   Mutual Fund                                            490,712                 537,616
     Vanguard Index 500 Fund               Mutual Fund                                            493,344                 617,198
     Strong Government Securities          Mutual Fund                                            499,044                 526,597
     Institutional Investors GIC Fund      GIC Fund                                             1,674,244               1,850,373
     Participant Loans                     Various maturity dates; interest prime plus 1%          94,664                  94,664

1996
====
     Royal Appliance Stock                 Common Stock                                          $988,120              $1,134,485
     Armada Money Market Fund              Mutual Fund                                            106,650                 105,650
     Dodge & Cox Balanced Fund             Mutual Fund                                            287,586                 315,068
     Fidelity Puritan Fund                 Mutual Fund                                            943,228               1,006,439
     Davis New York Venture Fund           Mutual Fund                                          1,025,517               1,305,118
     Vanguard Index 500 Fund               Mutual Fund                                            787,685               1,050,525
     Strong Government Securities          Mutual Fund                                            487,730                 496,561
     Institutional Investors GIC Fund      GIC Fund                                             1,455,182               1,705,780
     Parkstone Small Cap                   Mutual Fund                                          2,332,149               1,973,315
     Templeton Foreign Fund                Mutual Fund                                            565,152                 615,736
     Participant Loans                     Various maturity dates; interest prime plus 1%         551,020                 551,020

                            ROYAL APPLIANCE MFG. CO.

               EMPLOYEES PROFIT SHARING RETIREMENT PLAN AND TRUST

        ITEM 27 (D) - SCHEDULE OF TRANSACTIONS OR SERIES OF TRANSACTIONS

               IN EXCESS OF 5% OF THE CURRENT VALUE OF PLAN ASSETS

                 FOR THE YEARS ENDED DECEMBER 31, 1995 AND 1996



                                                                                                                          Realized
                                                         Number     Purchase   Selling      Cost of         Current      Gain (Loss)
Identity of Party Involved       Description Of Asset   Of Shares    Price      Price        Asset      Value Of Asset     On Sale
--------------------------       --------------------   ---------    -----      -----        -----      --------------     -------
1995
            National City     Royal Appliance Mfg. Co.
                              Common Stock

                                             Purchases   37,861     $128,427   $  --        $  128,427    $94,202        $ --
1996
            National City     Royal Appliance Mfg. Co.
                              Common Stock

                                             Purchases   41,734     $208,123   $   --       $  208,123    $286,921       $ --

                                             Sales       31,461     $ --       $  175,447   $  188,034    $     --       $ (12,587)

